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                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

                          WILDBLUE COMMUNICATIONS, INC.

                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT," which term shall include all Exhibits and Schedules hereto) is entered into as of the 9th day of December, 2002, by and between Wildblue Communications, Inc., a Delaware corporation (the "COMPANY"), and Liberty Satellite & Technology, Inc., a Delaware corporation (the "INVESTOR").

                                    RECITALS

     A. The Investor desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to the Investor, 290,000 shares, Series 2 (the "SHARES") of a new class of preferred stock of the Company to be designated the Senior Convertible Preferred Stock, par value $.001 per share (the "SENIOR PREFERRED STOCK"), and warrants to purchase 290,000 shares of Series 2 Senior Preferred Stock, for the consideration and on the terms and conditions set forth in this Agreement.

     B. The obligations of each of the Company and the Investor are conditioned upon the Company's receipt of subscriptions for the Senior Preferred Stock, of even date herewith, in the aggregate amount of at least $145 million, but not more than $205 million. For each $29 million of subscription to the Senior Preferred Stock as of the date hereof (except for the Series 6 Senior Preferred Stock, which shall be limited to $11 million of subscription), the Company will issue a different series of the Senior Preferred Stock, each of which, other than the Series 6 Senior Preferred Stock, will carry the right to elect one of up to six members of the Company's Board of Directors (the "BOARD OF DIRECTORS"), subject to the terms and conditions set forth in the Fifth Charter (as defined below).

     C. The obligations of each of the Company and the Investor are also conditioned upon the effectiveness of the proposed transactions described in that certain Agreement of Stockholders of even date herewith, by and among the Company and certain existing stockholders of the Company (the "STOCKHOLDERS"), a copy of which is attached hereto as EXHIBIT B (the "AGREEMENT OF STOCKHOLDERS"). The Agreement of Stockholders provides that each of the following separate actions, in order, will be completed on the Closing Date (as defined below) or on such other date as specified in the Agreement of Stockholders, and shall be effective in the following order:

               - the establishment, pursuant to Section 151(g) of the Delaware General Corporation Law ("DGCL") and Article IV, Section B.1 of the Company's Fourth Amended and Restated Certificate of Incorporation, as amended (the "CHARTER"), of a new series of preferred stock of the Company, to be designated the Series H Non-Voting Preferred Stock of the Company, par value $.001 per share ("SERIES H PREFERRED STOCK"), pursuant to the Series H Preferred Certificate of Designation (as hereinafter defined);

               - the declaration of a dividend to the holders of all shares of Old Preferred Stock

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        (as hereinafter defined) then outstanding, such dividend to be in the form of shares of Series H Preferred Stock, payable pursuant to Article IV, Section C.1(a) of the Charter;

               - the automatic conversion of all shares of Old Preferred Stock then outstanding into shares of common stock of the Company, par value $.001 per share (the "OLD COMMON STOCK") at the then-effective Series A Conversion Price, the then-effective Series B Conversion Price, the then-effective Series C Conversion Price, the then-effective Series E Conversion Price, the then-effective Series F Conversion Price, and the then-effective Series G Conversion Price, as the case may be (as each respective Conversion Price is defined in the Charter), by written consent of holders of at least 58% of the shares of the Old Preferred Stock then outstanding, voting together on an as-converted basis as a single class pursuant to Article IV, Section C.5(b)(i), of the Charter; and

               - the adoption, execution and filing of a Fifth Amended and Restated Certificate of Incorporation of the Company (the "FIFTH CHARTER"), substantially in the form of EXHIBIT C attached hereto, which provides for, among other things (i) the creation of the Senior Preferred Stock, (ii) the reclassification of each share of Series H Preferred Stock into one share of Junior Non-Voting Preferred Stock of the Company, par value $.001 per share (the "JUNIOR PREFERRED STOCK"),
        (iii) the reclassification of each share of Old Common Stock into one share of new Series A Common Stock (as defined below) and (iv) the creation of the Series B Common Stock (as hereinafter defined).

     D. Concurrently with the execution of this Agreement, the Stockholders holding a sufficient number of the issued and outstanding shares of Old Preferred Stock as of the date hereof for the approval of the transactions contemplated by the Agreement of Stockholders have executed and delivered the Agreement of Stockholders. After issuance of the Dividend Shares and conversion of the Old Preferred Stock into Common Stock in accordance with the Agreement of Stockholders, the Stockholders will hold a sufficient number of the issued and outstanding shares of Series H Preferred Stock (assuming the issuance of no additional shares of Series H Preferred Stock other than the Dividend Shares) and Old Common Stock as of the date of the filing of the Fifth Charter with the Secretary of State of the State of Delaware for the approval of the transactions contemplated by the Agreement of Stockholders. Such Stockholders have granted an irrevocable proxy to vote or execute a written consent of the Stockholder in lieu of a meeting, in favor of each of the transactions described in the Agreement of Stockholders that requires a vote or approval of any of the stockholders of the Company, and to otherwise to use all reasonable efforts to cause each of such actions to be consummated, for the benefit of the Company and the Investor, as a third party beneficiary to the Agreement of Stockholders.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby covenant and agree as follows:

                                    SECTION I

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                          DEFINITIONS AND CONSTRUCTION

     2.1 DEFINITIONS. As used in this Agreement, the following terms have the corresponding meanings set forth below:

     "ACTIONS" has the meaning given in Section 4.6.

     "AFFILIATE" means, when used with reference to a specified Person, any Person that directly or indirectly Controls or is Controlled by or is under common Control with the specified Person; PROVIDED that the Company shall not be deemed an Affiliate of any Investor, and no Investor shall be deemed an Affiliate of any Other Investor, for purposes of this Agreement.

     "AGGREGATE PURCHASE PRICE" has the meaning given in Section 2.2.

     "AGREEMENT" has the meaning given in the Preamble of this Agreement.

     "AGREEMENT OF STOCKHOLDERS" has the meaning given in the Recitals to this Agreement.

     "ARIANESPACE AGREEMENTS" means each of (i) the Launch Services Agreement (the "LAUNCH SERVICES AGREEMENT"), dated February 17, 2000, between the Company (f/k/a iSky, Inc.) and Arianespace S.A., a company organized under the laws of France ("AE"), as amended by the First Amendment to the Launch Services Agreement, dated January 18, 2001, between the Company and AE, (ii) the Arianespace Customer Loan Agreement, dated as of February 17, 2000, between the Company (f/k/a iSky, Inc.) and Arianespace Finance S.A., a company organized under the laws of Luxembourg, and (iii) the Arianespace Multiparty Agreement, and all amendments thereto.

     "ARIANESPACE MULTIPARTY AGREEMENT" means the Multiparty Agreement, dated as of February 17, 2000, among Arianespace S.A., a company organized under the laws of France, Arianespace Finance S.A., a company organized under the laws of Luxembourg, and the Company (f/k/a iSky, Inc.), and all amendments thereto.

     "AUDITED FINANCIAL STATEMENTS" has the meaning given in Section 4.13.

     "AUDITED STATEMENTS DATE" has the meaning given in Section 4.13

     "BOARD OF DIRECTORS" has the meaning given in the Recitals to this Agreement.

     "BUSINESS ACTION PLAN" has the meaning given in Section 4.24.

     "BYLAWS" means the bylaws of the Company as in effect on the date of this Agreement, and all amendments thereto.

     "CERCLA" has the meaning given in Section 4.32.

     "CSFB" has the meaning given in Section 3.1(t).

     "CHARTER" has the meaning given in the Recitals to this Agreement.

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     "CLAIMS" has the meaning given in Section 2.4.

     "CLOSING" has the meaning given in Section 2.3.

     "CLOSING DATE" has the meaning given in Section 2.3.

     "CLOSING DOCUMENTS" means this Agreement, the Warrant Certificate, the Investor Rights Agreement, the Agreement of Stockholders, the Series H Preferred Certificate of Designation, the Fifth Charter and all other documents contemplated therein and thereby, and all annexes, exhibits and schedules thereto.

     "CODE" has the meaning given in Section 4.27.

     "COMPANY" has the meaning given in the Preamble of this Agreement.

     "COMPANY'S INTELLECTUAL PROPERTY" has the meaning given in Section 4.20.

     "CONFIDENTIAL INFORMATION" has the meaning given in Section 6.16.

     "CONTRACT" has the meaning given in Section 4.23.

     "CONTROL" and its derivative terms means, when used with reference to a specified Person, the ownership of securities of such Person having sufficient voting power to elect a majority of the Board of Directors of such Person, or the ownership of at least 50% of the economic value of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "CONVERSION SHARES" has the meaning given to such term in the Agreement of Stockholders.

     "DGCL" has the meaning given in the Recitals to this Agreement.

     "DIVIDEND SHARES" has the meaning given to such term in the Agreement of Stockholders.

     "ECHOSTAR" means Echostar Communications Corporation, a Nevada corporation, and/or its subsidiary, EchoStar Satellite Corporation, a Colorado corporation.

     "ENVIRONMENTAL LAWS" has the meaning given in Section 4.32.

     "EQUITY RIGHT" has the meaning given in Section 3.1(m).

     "EQUIVALENT" has the meaning given in Section 4.15.

     "EXISTING INVESTOR RIGHTS AGREEMENT" means that certain Amended and Restated Investor Rights Agreement, originally dated as of October 19, 1999, by and among the Company and certain stockholders of the Company, as amended by the First Amendment to the Amended and Restated Investor Rights Agreement, dated as of March 16, 2000, and the Second Amendment to the Amended and Restated Investor Rights Agreement, dated as of October 19, 2000.

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     "FCC" means the U.S. Federal Communications Commission or any bureau or division thereof acting on delegated authority.

     "FCC APPLICATIONS" has the meaning given in Section 6.15.

     "FCC LICENSES" means (i) the Company's FCC authorization to construct, launch and operate a geostationary satellite system using 500 MHz of Ka-band uplink and downlink spectrum at each of the 73(Degree) and 109.2(Degree) West Longitude orbital locations and (ii) KaStarCom's FCC authorization to construct, launch, and operate a geostationary satellite system using 500 MHz of Ka-band uplink and downlink spectrum at each of the 73(Degree) and 109.2(Degree) West Longitude orbital locations and 1000 MHz of Ka-band uplink and downlink spectrum at the 111(Degree) West Longitude orbital location.

     "FCC TRANSFER OF CONTROL APPLICATIONS" means the applications for the FCC's consent to the transfers of control of the FCC Licenses filed or to be filed in connection with the transactions contemplated by this Agreement and the KaStarCom Purchase Agreement.

     "FIFTH CHARTER" has the meaning given in the Recitals to this Agreement.

     "FINAL ORDER" means an order issued by the FCC (i) which grants an application, petition or request without any condition or qualification which is materially adverse to the Investor or to the operation of the business of the Company (as it is presently proposed to be operated), and (ii) for which the time within which any party in interest or the FCC may seek administrative or judicial reconsideration or review set forth in applicable Regulatory Provisions has expired, and no petition for such reconsideration or review has been timely filed with the FCC or with the appropriate court.

     "GAAP" means generally accepted accounting principles in the United States, applied on a consistent basis.

     "GOVERNMENTAL APPROVAL" means any applicable authorization, approval, consent, license, lease, ruling, permit, tariff, certification, exemption, notice, filing or registration by or with any Governmental Person.

     "GOVERNMENTAL PERSON" means any federal, state, local or other government, any political subdivision or any governmental, judicial, public or statutory instrumentality, tribunal, agency (including those pertaining to health, safety or the environment), authority, body or entity, or other regulatory bureau, authority, body or entity having legal jurisdiction over the matter or Person in question.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including the rules and regulations promulgated thereunder.

     "INDEMNIFIED LIABILITIES" has the meaning given in Section 7.10(a).

     "INDEMNIFIED PARTY" has the meaning given in Section 7.10(a).

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     "INITIAL ORDER" means an order issued by the FCC (i) which grants an application, petition or request without any condition or qualification which is materially adverse to the Investor or to the operation of the business of the Company (as it is presently proposed to be operated), and (ii) for which the time within which any party in interest or the FCC may seek administrative or judicial reconsideration or review set forth in applicable Regulatory Provisions has not yet expired.

     "INTELSAT" means Intelsat USA Sales Corp., a Delaware corporation and subsidiary of Intelsat Ltd., a Bermuda corporation.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

     "INVESTOR" has the meaning given in the Preamble of this Agreement.

     "INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement to be entered into on the Closing Date, by and among the Company and the Investors (as defined therein), substantially in the form attached hereto as EXHIBIT D.

     "JUNIOR PREFERRED STOCK" has the meaning given in the Recitals to this Agreement.

     "KA-BAND" means the space-to-earth (downlink) frequencies at 17.7 - 20.2 GHz and the corresponding earth-to-space (uplink) frequencies at 27.5 - 30.0 GHz.

     "KaStarCom" means KaStarCom World Satellite, LLC.

     "KaStarCom FINANCIAL STATEMENTS" has the meaning given in Section 4.13.

     "KaStarCom LICENSES" has the meaning given in Section 4.37(a).

     "KaStarCom PURCHASE AGREEMENT" has the meaning given in Section 4.13.

     "KNOWLEDGE," "KNOWN" and "KNOWS," whether or not capitalized herein and when used with respect to matters covered by any representation, warranty, covenant or other provision of this Agreement applicable to any party to this Agreement means the knowledge and beliefs of each of the senior executive officers of such party who are responsible for such matters, either as actually held by such person or as such person should have known after reasonable inquiry.

     "LAWS" means all federal, state, territorial, municipal, local or other statutes, regulations or bylaws applicable to the parties hereto, including all orders, notices, rules, decisions, codes, guidelines, policies, directions, permits, approvals, licenses and similar authorizations issued, rendered or imposed by any level of government including any ministry, department or administrative or regulatory agency or authority.

     "LICENSED INTELLECTUAL PROPERTY" has the meaning given in Section 4.21.

     "LIEN" means any lien, mortgage, encumbrance, charge, pledge, lease, security interest, claim, assessment, restriction (including restrictions on transfer), option or right of any kind

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(including any conditional sale or other title retention agreement).

     "MANAGEMENT OPTION PLAN" has the meaning given in Section 3.1(h).

     "MATERIAL ADVERSE CHANGE" when used with reference to the Company, means any material change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, and any change in any Contract, any FCC License or any other Governmental Approval which, in the aggregate, is materially adverse, including without limitation any materially adverse change in any vendor, vendor relationship or ability of a vendor to perform under any Contract; PROVIDED, HOWEVER, that the loss of any of the following shall not, by itself, be considered a Material Adverse Change: (i) the Company's FCC License at 73(Degree) West Longitude, (ii) KaStarCom's FCC License at 111(Degree) West Longitude (but only if the FCC has granted (or within 60 days of such loss grants) by Final Order Telesat's request to use the Ka-band capacity on the Anik F2 satellite for the provision of two-way broadband communication services in the United States), or (iii) KaStarCom's FCC License at 73(Degree) West Longitude.

     "NRTC" means National Rural Telecommunications Cooperative, a District of Columbia cooperative corporation.

     "OLD COMMON STOCK" has the meaning given in the Recitals to this Agreement.

     "OLD PREFERRED STOCK" means all shares of the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, each par value $.001 per share, issued and outstanding under the Charter as of the date hereof.

     "OTHER INVESTORS" has the meaning given in Section 3.1(e).

     "PER SHARE PURCHASE PRICE" has the meaning given in Section 2.1.

     "PERMITS" has the meaning given in Section 4.32.

     "PERSON" means a natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, business trust or other organization, whether or not a legal entity, or a government or agency or any political subdivision thereof.

     "QUALIFYING HOLDER" has the meaning given in Section 6.16(a).

     "REGULATORY PROVISIONS" means all applicable requirements of the Federal Communications Act of 1934, as amended, including the policies, rules, decisions and regulations of the FCC as may be amended from time to time.

     "REPORTING COMPANY" has the meaning given in Section 6.16(a).

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     "REQUIRED INVESTORS" means (i) prior to the Closing, any number of Other
Investors, or the Investor and/or any number of Other Investors, subscribing in the aggregate for at least 90% of the total number of shares of Senior Preferred Stock subscribed for, in the aggregate, by the Investor and all Other Investors pursuant to the Subscription Agreements and (ii) after the Closing, the holders of at least 90% of the total number of such shares of Senior Preferred Stock.

     "SEC" has the meaning given in Section 5.9.

     "SATELLITE SHARING AGREEMENT" has the meaning given in Section 4.38.

     "SCHEDULES" means the schedules appended to this Agreement.

     "SECURITIES" has the meaning given in Section 6.10.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and all rules and regulations adopted thereunder.

     "SENIOR PREFERRED STOCK" has the meaning given in the Recitals to this Agreement.

     "SERIES A COMMON STOCK" means the Series A Common Stock, par value $.001 per share, of the Company, to be established under the Fifth Charter.

     "SERIES B COMMON STOCK" means the Series B Common Stock, par value $.001 per share, of the Company, to be established under the Fifth Charter.

     "SERIES H PREFERRED CERTIFICATE OF DESIGNATION" means the Certificate of Designation, Rights, Preferences and Privileges of the Series H Preferred Stock, in substantially the form attached hereto as EXHIBIT G.

     "SERIES H PREFERRED STOCK" has the meaning given in the Recitals of this Agreement.

     "SHARES" has the meaning given in the Recitals of this Agreement.

     "STOCKHOLDERS" has the meaning given in the Recitals of this Agreement.

     "SUBSCRIPTION AGREEMENTS" has the meaning given in Section 4.39 of this Agreement.

     "SUBSIDIARY" when used with respect to a Person means any business entity that a Person or its Subsidiary either (x) is a general partner in, or (y) directly or indirectly owns or controls at least 50% of the voting securities or other interests of (PROVIDED such voting securities have by their terms the voting power to elect at least 50% of the board of directors (or its functional equivalent)) of such entity. For purposes of this Agreement, the Company's Subsidiaries shall include those entities listed in SCHEDULE 4.2.

     "TELESAT" means Telesat Canada, a corporation organized under the laws of Canada.

     "UNAUDITED BALANCE SHEET" has the meaning given in Section 4.13.

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     "UNDERLYING SHARES" has the meaning given in Section 2.1.

     "VOTING AGREEMENT" means that certain Fourth Amended and Restated Voting Agreement, dated as of June 1, 2002, by and among the Company and certain stockholders of the Company.

     "WALK AWAY DATE" has the meaning given in Section 7.1(a)(ii).

     "WARRANT SHARES" has the meaning given in Section 2.1.

     "WARRANT CERTIFICATE" means the Stock Purchase Warrant certificate which evidences the Warrants issued by the Company in favor of the Investor, in substantially the form attached hereto as EXHIBIT H.

     "WARRANT SHARES" has the meaning given in Section 2.1.

     "WARRANTS" has the meaning given in Section 2.1.

     "WILDBLUE LICENSES" has the meaning given in Section 4.37(a).

                                   SECTION II

                                PURCHASE; CLOSING

     2.1 AUTHORIZATION. At the Closing and upon completion of the actions contemplated by the Agreement of Stockholders, including without limitation the filing and effectiveness of the Fifth Charter, the Company will have authorized the issuance and sale of, and shall have reserved for issuance, (i) the Shares at a purchase price of $100.00 per share (the "PER SHARE PURCHASE PRICE"), which Shares shall have the rights, privileges and preferences of shares of Senior Preferred Stock, Series 2, set forth in the Fifth Charter, (ii) the number of shares of Series B Common Stock into which such Shares shall be convertible pursuant to the Fifth Charter, (iii) warrants to purchase up to 290,000 additional shares of Series 2 Senior Preferred Stock (the "WARRANTS"), on the terms and conditions set forth in the Warrant Certificate to be executed at the Closing by the Company in favor of the Investor, (iv) the number of shares of Series 2 Senior Preferred Stock issuable upon exercise of all the Warrants (the "WARRANT SHARES"), (v) the number of shares of Series B Common Stock issuable upon conversion of the Warrant Shares, and (vi) the number of shares of Series A Common Stock into which the shares of Series B Common Stock referred to in clauses (ii) and (v) of this Section 2.1 shall be convertible pursuant to the Fifth Charter (the Warrant Shares, the shares of Series B Common Stock referred to in clauses (ii) and (v) of this Section 2.1, and the shares of Series A Common Stock referred to in clause (vi), of this Section 2.1 are collectively referred to herein as the "UNDERLYING SHARES").

     2.2 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein, the Company shall issue and sell to the Investor and the Investor shall buy from the Company the Shares and the Warrants, for such purchase price which is equal to the product of the Per Share Purchase Price multiplied by the number of Shares being purchased by the Investor, which amount is set forth in

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EXHIBIT A opposite the Investor's name (the "AGGREGATE PURCHASE PRICE").

     2.3 CLOSING PAYMENT. The purchase and sale of the Shares and Warrants shall take place at a closing (the "CLOSING") to be held on such date and at such time and location as the Company and the Investor shall mutually agree. Such date and time of Closing is herein referred to as the "CLOSING DATE." At the Closing, the Investor will pay the Aggregate Purchase Price to the Company in cash.

     2.4 POTENTIAL ASSIGNMENT OF CLAIMS. Pursuant to that certain Subscription Agreement between the Company and Intelsat, dated as of the date hereof, Intelsat has the right to pay up to $20 million of its aggregate purchase price for shares of Senior Preferred Stock and warrants for Senior Preferred Stock by the assignment of any rights to collect monies that are due and payable to Intelsat and that are not in dispute ("CLAIMS") that Intelsat may have immediately prior to the Closing against any vendor of the Company, on terms and conditions to be agreed by Intelsat and the Company; PROVIDED that such Claims are due and payable within 90 days of the Closing (and not subject to vendor financing); PROVIDED, FURTHER, that such vendor consents to the assignment and agrees that the full amount of such Claims may be fully set off against claims that such vendor may then have against the Company which are due and payable not more than 90 days after the Closing without adversely affecting any other rights or obligations of the Company with respect to such vendor; PROVIDED, FURTHER, that the Required Investors and the Company have consented (which consents may not be unreasonably withheld) to the terms and conditions of such assignment.

     2.5 DELIVERIES. At the Closing (or at the time otherwise specifically stated in this Agreement):

     (a) the Investor will deliver payment of the Aggregate Purchase Price, by wire transfer of immediately available funds to an account designated for such purpose by the Company in writing prior to the Closing;

     (b) each of the Company, the Investor, the Other Investors and the Stockholders shall execute and deliver the Closing Documents to which it is a party, as specified in Section III of this Agreement and in the Agreement of Stockholders;

     (c) the Company shall deliver to the Investor a duly executed stock certificate in proper form, registered in the Investor's name, representing the Shares to be purchased by the Investor at the Closing; and

     (d) the Company shall deliver to the Investor a duly executed Warrant Certificate in substantially the form attached hereto as EXHIBIT H, registered in the Investor's name, representing the right to purchase the Warrant Shares.

                                   SECTION III

                              CONDITIONS TO CLOSING

     3.1 INVESTOR CONDITIONS. The obligation of the Investor to purchase the Shares at the Closing

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shall be subject to and conditioned upon the satisfaction, or waiver by the
Investor, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties of the Company contained in this Agreement and the other Closing Documents shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the Closing Date, and all covenants and agreements of the Company contained in this Agreement and the other Closing Documents shall have been performed or complied with, as applicable, in all material respects on or prior to the Closing Date.

     (b) Since the Audited Statements Date (as hereinafter defined), there shall have been no Material Adverse Change and the Company shall not have suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, certified by the Company's Secretary.

     (c) The Company shall have delivered to the Investor:

             (i) resolutions of the Board of Directors authorizing the execution, delivery and performance of the Closing Documents and of all agreements and documents to which the Company is a party and the consummation of the transactions contemplated thereby;

             (ii) a certificate of incumbency of the Company's officers executing the Closing Documents, dated the Closing Date;

             (iii) a certificate of good standing of the Company from the office of the Secretary of State of Delaware, as of a date not more than 5 days prior to the Closing Date;

             (iv) an opinion of outside legal counsel to the Company, in substantially the form attached hereto as EXHIBIT E, dated the Closing Date and in form and substance reasonably acceptable to the Investor;

             (v) an opinion of outside legal counsel to the Company with respect to FCC matters, in substantially the form attached hereto as EXHIBIT F, dated the Closing Date and in form and substance reasonably acceptable to the Investor; and

             (vi) a certificate of compliance, dated the Closing Date, executed by an officer of the Company certifying that each of the conditions specified in this Section 3.1 have been satisfied or waived in writing by the Investor.

     (d) The Company and the Stockholders shall have performed all of their respective obligations required to be completed on or prior to the Closing pursuant to the Agreement of Stockholders.

     (e) The Company has received subscriptions for the Senior Preferred Stock, dated as of even

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date herewith, in the aggregate amount of at least $145 million, but not more than $205 million, from the Investor and other investors reasonably acceptable to the Investor (collectively, the "OTHER INVESTORS"), and the sales and issuances of Senior Preferred Stock and warrants provided for therein shall be consummated concurrently with the Closing hereunder.

     (f) The Company shall have obtained all consents, approvals, or waivers (and such shall be in effect as of the Closing) from Governmental Persons and third parties, including without limitation any of its stockholders and the FCC (in the case of the FCC, such consents, approvals and waivers shall include without limitation Final Order(s) approving the FCC Transfer of Control Applications) necessary (in the reasonable judgment of the Investor) for the execution, delivery and performance of this Agreement and the other Closing Documents. Upon issuance of Initial Order(s) approving the FCC Transfer of Control Applications, Investor shall consider in good faith the waiver of the requirement of Final Order(s) approving such FCC Transfer of Control Applications based on its evaluation, as informed by advice of FCC counsel, of the likelihood that such Initial Order(s) will be modified, amended, vacated or overturned. Investor shall not unreasonably withhold consent to such waiver and shall not withhold consent to such waiver for reasons unrelated to the status of such Initial Order(s). Investor shall notify the Company of its decision with respect to waiver no later than 10 days after the occurrence of each of (i) the issuance of the Initial Order(s), and (ii) the elapse of 30 days from the issuance of such Initial Order(s).

     (g) No action or proceeding before any court or Government Person will be pending wherein a judgment, decree or order would prevent any of the transactions contemplated by this Agreement and the other Closing Documents, cause any such transaction to be declared unlawful or rescinded, or could be reasonably likely to subject any party hereto or thereto to a material fine in connection with any such transaction.

     (h) All stock option plans and stock incentive plans of the Company shall have been terminated and all options (whether vested or unvested) and other rights to acquire capital stock or other equity interests of the Company, any Subsidiary or any other Person in which the Company has equity interests or rights to acquire equity interests, of any employee of the Company (including without limitation any such rights pursuant to employment agreements) as of the Closing Date shall have been terminated, except as set forth in SCHEDULE 3.1(h)(A), and the Company shall have reserved up to 7.5% of the outstanding shares of Series A Common Stock on a fully diluted and as-converted basis (including without limitation shares of Series A Common Stock issuable upon conversion of Series B Common Stock) immediately after the Closing (including all Series A Common Stock issuable as a result of conversion of all Old Preferred Stock and all Senior Preferred Stock outstanding, but excluding shares issuable upon exercise of the Warrants and all Equity Rights listed on SCHEDULE 3.1(m) hereto) pursuant to a new stock option plan satisfactory to the Investor and having the terms set forth on SCHEDULE 3.1(h)(B) (the "MANAGEMENT OPTION PLAN"), for the purpose of attracting and retaining senior management and such other personnel as will be required by the Company's business.

     (i) The Investor shall have received all such counterpart originals or certified or other copies of such documents as the Investor may have reasonably requested.

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

     (j) The FCC has granted by Initial Order, no later than December 15, 2002, and by Final Order, no later than the Closing Date, Telesat's request to use the Ka-band capacity on the Anik F2 satellite for the provision of two-way broadband communication services in the United States, pursuant to authorization reasonably acceptable to the Investor which can be relied upon by the Company to market its services to end users.

     (k) All applicable waiting periods pursuant to the HSR Act in connection with the transactions contemplated by this Agreement and the other Closing Documents shall have expired or terminated prior to the Closing. Subject to
Section 7.4 hereof, the aggregate fees incurred pursuant to this Section 3.1(k) and pursuant to a corresponding provision in any other Subscription Agreement, shall be advanced only by the subscribers to the Senior Preferred Stock (including without limitation the Investor) which incur such fees, with each such subscriber bearing its PRO RATA amount based on the aggregate amount to be funded by such subscribers at the Closing, and the Company shall reimburse the Investor pursuant to Section 6.19 or Section 7.4 hereof.

     (l) Except as set forth on SCHEDULE 3.1(l) hereto, and subject to Section
6.6 hereof, each voting agreement, stockholders' agreement, investors' rights agreement, registration rights agreement and other similar agreement with respect to rights of any beneficial or record owner of securities of the Company, as in effect immediately prior to the Closing and to which the Company is a party, shall have been terminated, except that the Existing Investor Rights Agreement shall remain in effect as modified pursuant to Section 4.1 of the Investor Rights Agreement attached hereto as EXHIBIT D.

     (m) Except as listed on SCHEDULE 3.1(m) hereto, each warrant, option agreement, rights agreement or other agreement, rights or securities (each an "EQUITY RIGHT") representing the right to purchase or otherwise acquire equity securities of the Company or securities or other rights that are exercisable, exchangeable and/convertible for or into equity securities of the Company shall have been terminated, and SCHEDULE 3.1(m) sets forth the maximum number of shares of Common Stock of the Company that each respective Equity Right entitles its holder thereto.

     (n) Between the date hereof and the Closing, the Company has performed all such actions enumerated in the budget set forth in SCHEDULE 7.1(a)(ii) hereto, as such budget may be amended with the prior consent of the Required Investors.

     (o) [Intentionally Omitted.]

     (p) The amount of the liabilities and/or other financial commitments or obligations (including but not limited to outstanding termination fees) of the Company due under, and any other outstanding obligations or commitments (including but not limited to the "Right of First Refusal" under Section 3(c) of the Arianespace Multiparty Agreement) of the Company pursuant to, the Arianespace Agreements, shall be acceptable to the Investor in its reasonable judgment, and the Company shall have entered into a written agreement (or agreements) with the other parties to the Arianespace Agreements, in form and substance reasonably acceptable to the Investor.

     (q) The employees of the Company as of the Closing Date are sufficient to run the business as conducted on the date hereof.

     (r) Telesat shall have executed and delivered a written agreement in such form as is satisfactory to the Investor in its reasonable judgment, stating that the funding to the Company pursuant to the Subscription Agreements satisfies the Company's funding commitment obligations under the Second Amended and Restated Ka-Band Payload License Agreement, dated as of December 17, 2001, between Telesat and the Company.

     (s) The Company shall have obtained all assurances (as are satisfactory to the Investor in its reasonable judgment), whether in writing or otherwise, from Space Systems/Loral, Inc., a Delaware corporation, that its business relationship with the Company and construction of the Wildblue 1 satellite is as set forth in the Business Action Plan.

     (t) The Company and Credit Suisse First Boston Corporation ("CSFB") shall have executed and delivered a written agreement, on terms satisfactory to the Investor in its reasonable judgment, which provides for the termination of all rights of CSFB and obligations of the Company under, and the full satisfaction and release of all claims of CSFB against the Company in connection with, that certain Engagement Letter Agreement, dated as of April 5, 2001, between CSFB and the Company (including but not limited to the right of CSFB to a "Placement Fee" under Section 8 (and/or Section 2(a)) of the Engagement Letter in connection with this Agreement, any other Subscription Agreement or any other agreement or issuance of securities or other rights by the Company on or after the date hereof), without any payment or amount due from the Company other than (i) the reimbursement of expenses in an aggregate amount not to exceed $121,000 and (ii) such other amounts as shall be approved by the Investor in its reasonable judgment.

     (u) The Board of Directors of Intelsat and Intelsat, Ltd., a Bermuda corporation and parent of Intelsat, shall have approved this Agreement and the other Closing Documents to which Intelsat is a party, and shall have authorized the transactions contemplated hereby and thereby to which Intelsat is a party.

     (v) In connection with that certain agreement between the Company and TRW, Inc. ("TRW"), dated as of February 14, 2000, the Company and TRW shall have executed and delivered a written amendment or other agreement which confirms that TRW is entitled to acquire only either (i) 7,162.5 shares of Old Preferred Stock (prior to the Closing) or (ii) 7,162 shares of Series A Common Stock and cash payment for 0.5 of one share of Series A Common Stock (on and after the Closing), pursuant to Section 11 of such February 14, 2000 agreement, in each case on terms and conditions satisfactory to the Investor in its reasonable judgment.

     3.2 COMPANY CONDITIONS. The obligation of the Company to sell and issue the Shares and Warrants at the Closing and thereafter pursuant to this Agreement shall be subject to and conditioned upon satisfaction, or waiver by the Company, prior to or at the Closing, of each of the following conditions:

     (a) The representations and warranties of the Investor contained in this Agreement and the other Closing Documents shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects, in each case as of the Closing Date and all covenants and agreements of the Investor contained in this Agreement and the other Closing Documents shall have been performed or complied with, as applicable, in all material respects on or prior to the Closing Date.

     (b) The Investor shall have obtained all consents, approvals or waivers (and such shall be in effect as of the Closing) from Governmental Persons and third parties necessary for the execution, delivery and performance of this Agreement and the other Closing Documents by the Investor, as applicable.

     (c) The Company shall have received subscriptions for the Senior Preferred Stock, dated as of even date herewith, in the aggregate amount of at least $145 million (inclusive of the Aggregate Purchase Price under this Agreement).

     (d) The Stockholders shall have performed their obligations under the Agreement of Stockholders.

     (e) The Fifth Charter shall have been approved by the requisite stockholders of the Company.

     (f) No action or proceeding before any court or Governmental Person will be pending wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or thereby or cause such transactions to be declared unlawful or rescinded.

     (g) The Company has received from the Investor all such counterpart originals or certified or other copies of such documents as the Company may have reasonably requested from the Investor.

     (h) The Investor shall have approved the Company budget as set forth in
SCHEDULE 7.1(a)(ii) hereto.

                                   SECTION IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as specifically set forth on the schedules attached hereto (the "SCHEDULES") and as referenced in the Schedules to the Sections of this Section IV to which such disclosure applies, the Company represents and warrants to the Investor as follows (for the purposes of this Section IV only, the "Company" shall mean the Company, each of its Subsidiaries and, unless specifically indicated otherwise, KaStarCom):

     4.1 ORGANIZATION AND AUTHORITY. The Company is a corporation (or limited liability company, as the case may be) validly existing and in good standing under the laws of the jurisdiction of its incorporation (or organization, as the case may be). The Company has full power and authority to enter into and perform this Agreement and the other agreements contemplated hereby to which it is a party. The Company is duly licensed or qualified to do business as a foreign corporation (or limited liability company, as the case may be) and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions where failure to so qualify could not reasonably be expected to cause a Material Adverse Change. The Company has all requisite corporate (or limited liability company, as the case may be) power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under the Closing Documents.

     4.2   SUBSIDIARIES.

           (a) SCHEDULE 4.2 sets forth (i) the name of each Subsidiary of the Company; (ii) the name of each corporation, partnership, joint venture or other entity (other than such Subsidiaries) in which the Company or any of its Subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations or limited liability companies described in clauses (i) and (ii), (A) the jurisdiction of incorporation or organization, (B) the percentage of each class of voting capital stock (or similar interests) owned by the Company or any of its Subsidiaries, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation or limited liability company, and (E) a description of any other contractual charge or impediment which would limit or impair the Company's or any of its Subsidiaries' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such entities that is neither a corporation nor a limited liability company, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities. SCHEDULE 4.2 shall also indicate all entities merged with and into the Company since inception.

           (b) Each entity listed in SCHEDULE 4.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate (or limited liability company, as the case may be) power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified, authorized or in good standing would not reasonably be expected to have a Material Adverse Change. All of the issued and outstanding equity or other participating interests of each entity's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated on SCHEDULE 4.2, are owned free and clear of any Lien, restriction or equity, except as set forth in SCHEDULE 4.2. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock (or similar interests) of any entity listed on SCHEDULE 4.2.

     4.3   AUTHORIZATION; BINDING EFFECT.

The Company has, and as of the Closing will have, all requisite corporate (or limited liability company, as the case may be) power and authority to execute, deliver and perform this Agreement, each other Closing Document and each other document or instrument executed by it in connection herewith or therewith or pursuant hereto or thereto, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Closing Documents and the issuance of the Securities, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Company. This Agreement and each of the other Closing Documents that has been executed as of the date hereof is, and each of the Closing Documents will be as of the Closing, duly executed and delivered by the Company and will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity. The execution, delivery and performance by the Company of this Agreement and each of the other Closing Documents and the performance by the Company of its obligations hereunder and thereunder were duly and validly authorized by the Board of Directors (or similar governing body) prior to the execution and delivery of this Agreement and the other Closing Documents by the parties.

     4.4   NO BREACH; NO DEFAULT.

Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby to which the Company is a party, including without limitation the other Closing Documents, nor the consummation of the transactions contemplated hereby or thereby by the Company (a) conflicts with or results in any breach of, (b) constitutes a default (with or without notice, lapse of time, or both) under, (c) results in a violation of, or (d) gives any third party any right to accelerate any obligation of the Company under any Contract (as hereinafter defined) to which the Company is a party or by which any of its assets are bound.

     4.5   NO BANKRUPTCY OR INSOLVENCY.

The Company has not filed any voluntary petition in bankruptcy or been adjudicated bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. To the Company's Knowledge, no court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator of the Company or of all or any substantial part of its properties has been appointed.

     4.6   NO LITIGATION.

There are no actions, suits, investigations, proceedings or Governmental Approval processes (collectively, "ACTIONS") of any type pending or, to the Knowledge of the Company, threatened, against the Company which if adversely determined could cause a Material Adverse Change. To the best Knowledge of the Company, there is no Action against any director, officer or employee of the Company in connection with the business of the Company. The Company is not operating under, or subject to, or in default with respect to, any order, writ, injunction or decree affecting the ability of the Company to enter into this Agreement or perform its obligations contemplated under the Closing Documents to which it is a party. There is no Action by the Company, as a plaintiff, that is currently pending or which the Company currently intends to initiate.

     4.7   TAXES.

The Company has filed all tax returns and reports required by law. These returns and reports are true and correct in all material respects. There are no pending claims asserted for taxes (including, without limitation, AD VALOREM taxes) or assessments upon the Company or its assets, nor are there any tax Liens outstanding against the Company or any of its assets. The Company has paid or caused to be paid to federal, state, local and foreign authorities all amounts required to be paid by federal, state, local and foreign law or regulations, including, without limitation, with respect to withholding from the wages of the Company's employees.

     4.8   GOVERNMENTAL CONSENTS AND NOTICES.

No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, except as may be provided in this Agreement (including approval of the FCC), and except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable state and federal securities laws, which qualification if required, will be accomplished in a timely manner. The Company has met or will meet all conditions of Regulation D promulgated under the Securities Act applicable to "issuers" (as defined in such Regulation D) so that the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated hereby, is exempt from the registration requirements of Section 5 of the Securities Act.

     4.9   ADDITIONAL CONSENTS AND NOTICES.

No filing, registration, qualification, notice, consent, approval or authorization to, with or from any Person (excluding Governmental Persons) is necessary in connection with the execution and delivery by the Company of this Agreement or the other Closing Documents to which it is a party, or the consummation by the Company of the transactions contemplated hereby and thereby, except that (i) consent of the Stockholders is required for the conversion of the Old Preferred Stock as contemplated by the Agreement of Stockholders, (ii) consent of the holders of at least a majority of the Old Common Stock issued and outstanding as of the Closing Date, voting as a single class, is required for approval of the Fifth Charter and (iii) consent of such parties listed on
SCHEDULE 4.9 is required to terminate as of the Closing Date each agreement listed on SCHEDULE 4.9.

     4.10  NO BROKERS.

The Company has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees, brokerage or agents commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and the Company has no Knowledge of any claim or basis for any claim for payment of any finder's fees, brokerage or agents commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     4.11  COMPLIANCE WITH LAWS.

The Company is not in violation of or in default under any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or, to the best of its Knowledge, to which it is subject. Except for any violations that individually and in the aggregate would not cause a Material Adverse Change, the Company is in compliance with all Laws applicable to it, its business operations and its properties. The Company has made all filings and registrations, has obtained all Governmental Approvals, and has taken all actions and given all notices required by applicable Laws or Governmental Approvals and regulations in connection with its business as now conducted, except for any such Governmental Approvals which, if not obtained, would not cause a Material Adverse Change.

     4.12  CORPORATE RECORDS.

The corporate (or limited liability company) minute books of the Company, copies of which were made available for inspection by the Investor, contains true and complete copies of all Certificates of Incorporation (or Certificates of Formation) and Bylaws (or operating agreements), and the minutes of all meetings of directors (or managers) and committees and stockholders (or members) and consent resolutions of the Company and all of its Subsidiaries reflecting all actions taken by the directors (or managers) or stockholders (or members) without a meeting, from the date of incorporation or organization, as the case may be, of the Company or such Subsidiary, as the case may be, to the Closing Date. The officers and directors (or managers) of the Company are as set forth in SCHEDULE 4.12.

     4.13  FINANCIAL STATEMENTS; OTHER LIABILITIES.

     (a) The unaudited consolidated balance sheet of the Company (excluding KaStarCom for purposes of this Section 4.13(a)), as of September 30, 2002 (the "UNAUDITED BALANCE SHEET"), and the Company's audited consolidated balance sheet and related consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of stockholders' equity (deficit) and consolidated statements of cash flows as at, and for the years ended, December 31, 2001 and December 31, 2000, together with the report of the independent certified public accountants (the "AUDITED FINANCIAL STATEMENTS"), copies of which have been furnished to the Investor, are attached hereto as
SCHEDULE 4.13A. The Audited Financial Statements were audited by a firm of independent certified public accountants and fairly present the financial condition of the Company at December 31, 2001 (the "AUDITED STATEMENTS DATE"), the last date for which financial information of the Company was audited by independent certified public accountants. The Audited Financial Statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein. Except for the omission of the requisite footnotes and subject to non-material adjustments, the Unaudited Balance Sheet has been prepared in accordance with GAAP, and the omission of such footnotes does not result in the failure to disclose any material liability or obligation, contingent or otherwise, or other material financial information. Since the Audited Statements Date, except as disclosed in the Unaudited Balance Sheet, there has been no Material Adverse Change and the Company has not suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business.

     (b) The unaudited balance sheet of KaStarCom, as of September 30, 2002, and related statements of profit and loss and cash flows for the period ended September 30, 2002 (the "KaStarCom FINANCIAL STATEMENTS"), copies of which have been furnished to the Investor, are attached hereto as SCHEDULE 4.13B. The KaStarCom Financial Statements are in accordance with the books and records of KaStarCom, fairly present the financial position of KaStarCom and its results of operations as of and for the periods indicated therein. KaStarCom has no liabilities except for liabilities reflected and reserved against in the KaStarCom Financial Statements. Since September 30, 2002, KaStarCom has made all payments with respect to its accounts payable in a timely fashion and in the ordinary course of business. Since September 30, 2002, except as disclosed on
SCHEDULE 4.13B, there has been no material change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition, prospects or results of operations of KaStarCom, or any change in any material contracts or licenses which, in the aggregate, is materially adverse, and KaStarCom has not suffered any material loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its respective assets, properties or business.

     4.14  INDEBTEDNESS; UNDISCLOSED LIABILITIES.

SCHEDULE 4.14A sets forth all of the Company's indebtedness and other obligations to repay debt to any person, including stockholders of the Company. The Company has no material liabilities or obligations, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in the Audited Financial Statements or which have not been incurred in the ordinary course of business, consistent with past practice, since the Audited Statements Date. SCHEDULE 4.14B sets forth the top twenty creditors of and/or contracting parties with the Company, in descending order as to the amounts of liabilities and/or other financial commitments for which the Company is liable and/or has committed, to such creditor or contracting party.

     4.15  CAPITALIZATION.

SCHEDULE 4.15A sets forth a true, accurate and complete capitalization table setting forth all outstanding capital stock of the Company, including the name of the holder and the class or series issued. Except as set forth in SCHEDULE 4.15A or as contemplated under this Agreement, the Company has not authorized or issued any other class or series of capital stock and there are no outstanding rights, warrants, options, subscriptions, agreements, redemption rights, understandings or commitments giving anyone any right to require the Company to sell or issue any capital stock or other equity interest in the Company. Neither the Company, nor, to the Company's Knowledge, any of the Company's stockholders are party to any stockholders agreements or other agreements providing voting rights, registration rights, rights of first refusal or similar rights. SCHEDULE 4.15B sets forth a true, accurate and complete capitalization table setting forth all outstanding capital stock of the Company, after taking into account the completion of the transactions contemplated by the Agreement of Stockholders, and sets forth the identity of each record holder of capital stock of the Company, including holders of securities, warrants, options, rights or other instruments exchangeable, exercisable and/or convertible for or into shares of capital stock of the Company (each an "EQUIVALENT"), and the specific type, class and/or series of such securities and/or Equivalents held by such Person and the amounts of such securities and/or Equivalents, and the amounts and types of such securities for or into which such Equivalents are exchangeable, exercisable or convertible.

     4.16  TITLE TO SECURITIES.

Each of the Securities, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Upon issuance of the Securities to the Investor by the Company in accordance with the terms of this Agreement, the Investor will receive good and marketable title to all of the Securities, free and clear of all Liens, except as set forth in the Investor Rights Agreement, the Fifth Charter, any Warrant Certificate and applicable law. The shares of Old Common Stock and Old Preferred Stock of the Company outstanding as of the date hereof have been duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with all applicable securities laws or exemptions therefrom. Each of the Securities, when issued, will be issued in compliance with the requirements of the Securities Act and applicable state securities laws or exemptions therefrom.

     4.17  TITLE TO PROPERTY AND ASSETS.

The Company has good and marketable title to all of its properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Audited Financial Statements except any thereof since disposed of for value in the ordinary course of business), and all leases and licenses to which the Company is a party are, in all material respects, in full force and effect. None of such properties, assets, leasehold interests or license interests is subject to a contract of sale not in the ordinary course of business, or subject to any Liens, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests which arise in the ordinary course of business (other than in connection with the incurrence of debt by the Company), and which, in the case of (i) or (ii) above, do not affect material properties and assets of the Company. The foregoing representations and warranties in this
Section 4.17 do not apply to the FCC Licenses held by the Company and the spectrum underlying such licenses, which remain the property of the United States government.

     4.18  CONDITION OF PERSONAL PROPERTY.

All material tangible personal property, equipment and fixtures included within the assets of the Company or contemplated to be used in the ordinary course of business are in good, merchantable or in reasonably repairable condition and are suitable for the purposes for which they are used. All of the equipment, including equipment leased to others, is well maintained and in good operating condition, reasonable wear and tear excepted.

     4.19  REAL PROPERTY.

SCHEDULE 4.19 contains a list of all real property owned by the Company or in which the Company has a leasehold or other interest, including a description of the principal terms (including rents, termination dates and renewal conditions) of any such rental, lease or other arrangements affecting such property, copies of which have been previously provided to the Investor.

     4.20  THE COMPANY'S INTELLECTUAL PROPERTY.

SCHEDULE 4.20 sets forth a list of each patent, trademark, servicemark, logo, trade name, domain name, copyright, trade secret, invention, computer software or other item of intellectual property, including any and all registrations, applications, and renewals for registration therefor, which are owned by the Company. In each case, the registration number, date of issuance or registration, and a brief description of such property is set forth in SCHEDULE
4.20. The property referenced in SCHEDULE 4.20, together with all designs, methods, inventions and know-how related thereto and all trademarks, trade names, service marks, logos and copyrights claimed or used by the Company which have not been registered, are hereinafter referred to as the "COMPANY'S INTELLECTUAL PROPERTY."

     4.21  LICENSED INTELLECTUAL PROPERTY.

Schedule 4.21 sets forth a list of all licenses authorizing the Company to use computer software, patents, trademarks, servicemarks, logos, tradenames, copyrights, trade secrets, inventions or other items of intellectual property used or useful to the Company's business (other than commercially available standardized form "shrinkwrap" or "clickwrap" software) (the items set forth on
SCHEDULE 4.21 are collectively referred to herein as the "LICENSED INTELLECTUAL PROPERTY").

     4.22  INTELLECTUAL PROPERTY RIGHTS AND INTERESTS.

The Company's Intellectual Property and the Licensed Intellectual Property constitute all such material proprietary rights which are owned or held by the Company and which are reasonably necessary to, or used in the conduct of, the business of the Company as currently conducted. To the Company's Knowledge, it has taken all reasonably necessary steps required under applicable law to protect its trade secrets. To the Knowledge of the Company, the Company owns or has valid rights to use the Company's Intellectual Property and the Licensed Intellectual Property without conflict with the rights of others. No person or corporation has made or, to the Knowledge of the Company, threatened to make any claim that the Company's use of the Company's Intellectual Property and the Licensed Intellectual Property is in violation of any license held by the Company or infringes any proprietary right or interest of any third party. To the Knowledge of the Company, no third party is infringing upon any of the Company's Intellectual Property or is in violation of any license to use the Company's Intellectual Property granted by the Company. The Company holds the Company's Intellectual Property and the Licensed Intellectual Property free and clear of all Liens. The Company's Intellectual Property (other than any intellectual property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company during the time they were employed or retained by the Company, and to the Knowledge of the Company, at no time during conception or reduction to practice of the Company's Intellectual Property were any such employees or consultants operating under any grant from a governmental entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company's rights in the Company's Intellectual Property. The Company's Intellectual Property does not, to the Knowledge of the Company, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property or any other person or entity.

     4.23  CONTRACTS AND AGREEMENTS.

SCHEDULE 4.23 sets forth a description of each of the following items, each of which requires aggregate future payments in excess of $1,000,000 or is otherwise material to the operations, affairs or prospects of the Company (including without limitation completion of satellite construction and restarting of the business). In each case, the Company has made available to the Investor true and complete copies of all documents and complete descriptions of all oral agreements and understandings, if any, referred to in this Section 4.23 (each item referenced in this Section 4.23 is referred to herein as a "CONTRACT", and collectively as the "CONTRACTS"):

     (a) deeds, lease agreements or other documents relating to the ownership or lease of real property;

     (b) equipment leases or other documents permitting the Company to use personal property owned by a third party;

     (c) all notes, loan agreements, indentures, commitments or debt arrangements under which the Company has incurred a debt obligation to any person or under which the Company is entitled to borrow money from any Person;

     (d) all employment and consulting agreements, executive compensation plans, bonus plans, profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of the Company;

     (e) all material strategic alliance, joint venture and similar agreements;

     (f) any material agreement relating to the Company's Intellectual Property;

     (g) all agreements containing any rights of first refusal, exclusivity provisions, noncompetition agreements, or most favored customer or similar terms granting preferential business treatment; and

     (h) any other material contracts, understandings and commitments to which the Company is a party, or to which it or any of its assets or properties are subject.

     4.24  BUSINESS ACTION PLAN.

     (a) Attached hereto as SCHEDULE 4.24 is certain information regarding (i) management's assessment of the Company's present plan, based on specified contractual obligations and planned scheduled events, of actions to be taken to achieve a launch of the business using the Anik F2 Ka-band payload and the commencement of commercial operations of the Company, and (ii) material Contracts and relationships, including amounts presently owing thereunder and amounts required to be funded by the Company to continue each Contract in effect and/or restart performance by the other party thereto, and including a description of disputes arising thereunder that could reasonably be expected to be adverse to the Company. All information disclosed in SCHEDULE 4.24 hereto is collectively referred to as the "BUSINESS ACTION PLAN".

     (b) All information set forth in the Business Action Plan is true, correct and complete in all material respects, PROVIDED, HOWEVER, that to the extent the Business Action Plan refers to planned or future events, such information is the Company's current plan, based on its current business model, prepared in good faith and based on reasonable assumptions.

     (c) The financial projections attached as ANNEX A to the Business Action Plan were prepared by the Company in good faith and based on reasonable assumptions.

     4.25  NO BREACH OR DEFAULT.

The Company is not in default under any Contract to which it is a party or by which it is bound, nor, to the best of its Knowledge, has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such Contract, and the Company has no Knowledge that the parties to such Contracts will not fulfill their obligations under such Contracts in all material respects or are threatened with insolvency.

     4.26  INSURANCE.

SCHEDULE 4.26 contains a list and description of all insurance policies of any type which are held by the Company (or which otherwise insure the Company's properties), specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims thereunder. No claim of any type has been made under any of such policies.

     4.27  TAX ELECTIONS.

The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material effect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

     4.28  INTERESTED PARTY TRANSACTIONS.

To the Knowledge of the Company, no officer, director or stockholder of the Company or any "associate" (as such term is defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to the Company any goods, property, technology, intellectual or other property rights or services; or (ii) any contract or agreement to which the Company is a party or by which it may be bound or affected. The Company is not indebted, directly or indirectly, to any of its officers, directors or stockholders or to their respective spouses, children or other relatives, in any amount whatsoever other than in connection with expenses or advances of expenses to officers, employees or contractors incurred in the ordinary course of business or relocation expenses of employees and which are not, individually or in the aggregate, material. To the Company's Knowledge, none of the Company's officers, directors or stockholders, or any of their relatives, are, directly or indirectly, indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding one percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company or with which the Company has a business relationship. The Company is not a guarantor or indemnitor of any indebtedness or other financial obligation or commitment of any other person, firm or corporation. SCHEDULE 4.28 also outlines the details of any such interested party transaction as described in this Section 4.28.

     4.29  LABOR AGREEMENTS AND ACTIONS.

The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. The Company has no Knowledge that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company. The Company has no present intention to terminate the employment of any officer, key employee or any group of key employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal laws related to employment. To the Company's Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in material violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company or otherwise; and to the Company's Knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such material violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company has provided the Investor with true and complete copies, as of the date hereof, of all documents, written agreements and complete descriptions of all oral agreements and understandings, if any, regarding employment, severance, compensation and all other agreements with its employees and independent contractors.

     4.30  EMPLOYEE BENEFIT PLANS.

The Company does not have, nor has it ever had, any Employee Benefit Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended.

     4.31  INVESTMENT COMPANY ACT; OPERATING COMPANY.

The Company is not an "investment company" nor is the Company directly or indirectly controlled by or acting on behalf of any Person which is an "investment company" within the meaning of the Investment Company Act. The Company is primarily engaged in the production or sale of a product or service, other than the investment of capital.

     4.32  ENVIRONMENTAL MATTERS.

Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, (i) each of the Company and its Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws, (ii) each of the Company and its Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its Subsidiaries, (vi) none of the Company or any of its Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, and (vi) no property or facility of the Company or any of its Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority. For purposes of this Agreement,
(A) "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (x) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (y) the use, treatment, storage, disposal or handling of hazardous materials, and (z) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom, and (B) "PERMITS" means all licenses, permits, certificates, consents, orders, approvals and other authorizations from all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary for the Company and its Subsidiaries to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted with respect to applicable Environmental Laws.

     4.33  DISCLOSURE.

The Company has fully provided the Investor with all the information which the Investor has requested for deciding whether to consummate the transactions contemplated by this Agreement and the other Closing Documents. None of this Agreement, any other Closing Document or any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading; PROVIDED, HOWEVER, that the foregoing shall not apply to (i) forward looking statements or other predictions about future events set forth in the Business Action Plan pursuant to Section 4.24(a) or Section 4.24(b) hereof, or (ii) the financial projections attached to the Business Action Plan pursuant to Section 4.24(c) hereof. There are no facts known to the Company which could cause a Material Adverse Change that have not been set forth in the Closing Documents or the schedules and exhibits thereto.

     4.34 NONCONTRAVENTION. The Company is not in, nor to its Knowledge will the conduct of its business as proposed to be conducted result in any, material violation, breach or default of any term of the Certificate of Incorporation or the Bylaws, or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic local, state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, if noncompliance could reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of and compliance with this Agreement and the other Closing Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Certificate of Incorporation or Bylaws or any agreement or contract of the Company, or, to the Company's Knowledge, a violation of any statutes, laws, regulations, rules or orders, or an event which results in the creation of any Lien upon any asset of the Company.

     4.35  REGISTRATION RIGHTS.

Other than pursuant to the Investor Rights Agreement, the Company has not granted any registration rights (which have not been previously terminated) to any other person with respect to its securities.

     4.36  ORDINARY COURSE.

Since the Audited Statements Date, the Company has operated its business in the ordinary course of business consistent with past practices, and there has not been any event which would constitute a Material Adverse Change.

     4.37  FCC MATTERS.

     (a) The FCC Licenses issued to the Company (for purposes of this Section 4.37(a) and Section 4.37(b) only, the term "Company" shall not include KaStarCom) (the "WILDBLUE LICENSES") were properly issued by the FCC and are validly held by the Company. The FCC Licenses issued to KaStarCom (the "KaStarCom LICENSES") were properly issued by the FCC and are validly held by KaStarCom. Except as set forth in SCHEDULE 4.37(a)(i), the Company has always controlled the Wildblue Licenses and the systems authorized thereunder, and KaStarCom has always controlled the KaStarCom Licenses and the systems authorized thereunder. The Company has timely and completely performed all obligations required to date under the Wildblue Licenses and is in full compliance with all Regulatory Provisions, and KaStarCom has timely and completely performed all obligations required to date under the KaStarCom Licenses and is in full compliance with all Regulatory Provisions. SCHEDULE 4.37(a)(ii) sets forth all material filings, applications and other reports submitted in connection with the FCC Licenses. Except as set forth in SCHEDULE 4.37(a)(iii), the Company has taken all actions required of the Company to date to achieve international coordination of the systems authorized under the FCC Licenses. Except as set forth in SCHEDULE 4.37(a)(iv), such Ka-band systems have been designed and constructed to comply with, and are in full compliance with, all obligations required under the FCC Licenses and the applicable Regulatory Provisions, including the construction milestone requirements currently imposed on Ka-band providers.

     (b) No Person other than the Company has any right, title or interest in, or with respect to, the Wildblue Licenses. No Person other than KaStarCom has any right, title or interest in, or with respect to, the KaStarCom Licenses.

     (c) The FCC Licenses are in full force and effect and are unimpaired by any adverse condition (other than those set forth in the FCC Licenses). No application or action is pending for the renewal or modification of the FCC Licenses, and no application, complaint or action is pending or, to the Knowledge of the Company, threatened, that may result in the revocation, modification, non-renewal or suspension of the FCC Licenses or the imposition of any administrative or judicial sanction with respect to the Company. The Company has no Knowledge of any failure of the Company to comply (whether or not known by or disclosed to the FCC or any other Person) in all material respects with all Regulatory Provisions applicable to, and with the terms and conditions of, the FCC Licenses, including any due diligence obligations or reporting requirements associated with the FCC Licenses.

     (d) Except as contemplated by this Agreement and the other Closing Documents, no consent of, with or to the FCC is required under the applicable Regulatory Provisions to be obtained or made by the Company in connection with the transactions contemplated by this Agreement and the other Closing Documents.

     4.38 KaStarCom AGREEMENTS. The Company, KaStarCom and the holders of the membership interests of KaStarCom not already held by the Company have executed a definitive agreement for the purchase by the Company of 100% of the outstanding membership interests of

KaStarCom not currently owned by the Company for aggregate consideration equal to 2,840 shares of Old Common Stock, in accordance with the terms of that certain Stock Purchase Agreement, dated as of August 30, 2002, between the Company and the Members (as defined therein), a copy of which has been provided to the Investor prior to the date hereof (the "KaStarCom PURCHASE AGREEMENT"). In addition, the Company and KaStarCom are parties to a Satellite System Sharing Agreement dated as of August 1, 2002, between the Company and KaStarCom, a copy of which has been provided to the Investor prior to the date hereof (the "SATELLITE SHARING AGREEMENT"). Each of the KaStarCom Purchase Agreement and the Satellite Sharing Agreement is in full force and effect and has not been amended, restated or otherwise modified, nor any provision thereof waived in whole or in part (including without limitation the right to terminate the agreement), nor any termination or other date thereunder extended, and such agreements are the only agreements to which the Company and KaStarCom and/or any of the Members of KaStarCom are party relating to any of KaStarCom's FCC Licenses or any matter related to the purchase of KaStarCom by the Company or any rights of KaStarCom with respect to any satellite capacity or spectrum of the Company or any of its subsidiaries. The only condition to the closing under the KaStarCom Purchase Agreement that has not been fulfilled on or before the date hereof is FCC approval of the transfer provided for therein.

     4.39  SIMILAR AGREEMENTS AND TERMS OF SECURITIES. Set forth on
SCHEDULE 4.39 hereto is a list of each subscription agreement (including this Agreement) for Senior Preferred Stock entered into by the Company on even date herewith (each such agreement is referred to herein as a "SUBSCRIPTION AGREEMENT", and collectively, as the "SUBSCRIPTION AGREEMENTS"), the aggregate purchase price pursuant to each Subscription Agreement, and the type and number of securities and underlying securities relating thereto. Except with respect to identity and legal form of the subscriber, the aggregate purchase price paid, the series designation of the shares of Senior Preferred Stock (and warrants therefor) being purchased (and the differences among such series of Senior Preferred Stock, all of which are set forth in the Fifth Charter), the number of such shares and warrants purchased (and resulting proportionate difference in the number of underlying shares to be issued in respect thereof) and the right of Intelsat to pay a portion of its purchase price by the assignment of certain claims pursuant to Section 2.4 hereof, this Agreement, and the terms of the other Closing Documents and the Securities to be issued in connection herewith and therewith, are substantially identical to the other Subscription Agreements and the terms of the closing documents and securities to be issued in connection therewith.

                                    SECTION V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

     The Investor hereby represents and warrants to the Company with respect to the purchase of the Shares, Warrants and Underlying Shares as follows:

     5.1 ORGANIZATION AND AUTHORITY. The Investor is a corporation validly existing and in good standing under the laws of Delaware. The Investor has full power and authority to enter into and perform this Agreement and the other agreements contemplated hereby to which it is a party. The Investor has all requisite corporate power and authority to own its properties, to carry on its business as now conducted, and to enter into and perform its obligations under the Closing Documents.

     5.2   AUTHORIZATION; BINDING EFFECT.

The Investor has, and as of the Closing will have, all requisite [corporate] power and authority to execute, deliver and perform this Agreement, each other Closing Document to which it is a party, and each other document or instrument executed by it in connection herewith or therewith or pursuant hereto or thereto and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Closing Documents to which the Investor is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the Investor. This Agreement and each of the other Closing Documents to which the Investor is a party that has been executed as of the date hereof is, and will be as of the Closing, duly executed and delivered by the Investor and will be the legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

     5.3 GOVERNMENTAL CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Investor is required in connection with the valid execution, delivery and performance by the Investor of this Agreement, including the purchase of Securities pursuant to this Agreement, or the consummation of any other transaction contemplated hereby, except as may be provided in this Agreement (including approval of the FCC).

     5.4 ADDITIONAL CONSENTS AND NOTICES. No filing, registration, qualification, notice, consent, approval or authorization to, with or from any Person (excluding any Governmental Person) is necessary in connection with the execution, delivery and performance by the Investor of this Agreement or the other Closing Documents to which it is a party, or the consummation by the Investor of the transactions contemplated hereby and thereby.

     5.5   PURCHASE FOR OWN ACCOUNT.

The Investor is acquiring the Shares, the Warrants and the Underlying Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for the resale in connection with, any distribution thereof. The Investor understands that the Shares, the Warrants and the Underlying Shares to be purchased have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

     5.6   DISCLOSURE OF INFORMATION.

The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, the Warrants and the Underlying

Shares, and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which it had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section IV hereof.

     5.7   INVESTMENT EXPERIENCE.

The Investor understands that the purchase of the Shares, the Warrants and the Underlying Shares involves substantial risk. The Investor has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of its investment in the Shares, the Warrants and the Underlying Shares, and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares, the Warrants and the Underlying Shares, and protecting its own interests in connection with this investment.

     5.8   ACCREDITED INVESTOR STATUS.

The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

     5.9   RESTRICTED SECURITIES.

The Investor understands that the Shares, the Warrants and the Underlying Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the "SEC"), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Investor understands that the Company is under no obligation to register any of such securities sold hereunder except as provided in the Investor Rights Agreement. The Investor understands that no public market now exists for any of such securities and that it is uncertain whether a public market will ever exist for such securities.

     5.10  NO BROKERS OR FINDERS.

The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                                   SECTION VI

                                    COVENANTS

     Without limiting any other covenants and provisions hereof, and unless specifically stated otherwise in this Section VI, the Company (and for purposes of Section 6.13, Section 6.15 and Section 6.16(c) hereof, the Investor), covenants and agrees that:

     6.1   LIMITATION ON ADDITIONAL ISSUANCES OF STOCK.

     (a) From and after the date hereof, the Company shall not issue any shares of Series H Preferred Stock or Junior Preferred Stock other than as Dividend Shares in accordance with the Agreement of Stockholders.

     (b) From and after the date hereof through the Closing Date, except for the other Subscription Agreements, the Company shall not enter into any agreement for the sale of shares of Senior Preferred Stock with any Person (other than as approved by the Investor); PROVIDED that the Company may enter into an agreement for the sale of shares of Senior Preferred Stock with a Person who is a stockholder of the Company IF AND ONLY IF (i) the aggregate amount of subscriptions for the Senior Preferred Stock dated as of even date herewith is at least $145 million but not more than $156 million, (ii) such stockholder shall be entitled to purchase not more than its PRO RATA share of the Senior Preferred Stock, on a fully diluted (other than with respect to warrants, options, rights and any other securities of the Company that are exercisable for cash in an amount exceeding the fair market value of the securities of the Company into which they are exercisable, and in the case of such instruments that entitle the holder thereof to a "cashless" exercise, then the number of shares of Old Common Stock for which such instruments could be exercised, at the fair market price of Old Common Stock on the date hereof) and as-converted basis as of the date hereof (PROVIDED that each stockholder's PRO RATA share shall be reduced proportionately to ensure compliance with the restriction set forth in the immediately following clause (iii), to the extent such additional stockholder's participation in the subscription of Senior Preferred Stock would exceed the limitation set forth in such clause (iii)), (iii) such proposed sale would not result in the aggregate amount of funds payable to the Company as consideration for all the issued and outstanding shares of Senior Preferred Stock to exceed $205 million, (iv) such additional stockholder executes and delivers the Agreement of Stockholders and the Investor Rights Agreement, (v) such additional stockholder executes and delivers a subscription agreement on substantially the same terms as this Agreement (or on such other terms that are less favorable to such additional stockholder than this Agreement is to the Investor or otherwise as approved by the Investor), (vi) such additional stockholder executes and delivers substantially the same closing documentation as delivered by the Investor at the Closing, and (vii) the purchase by such additional stockholder of shares of Senior Preferred Stock or the execution of a subscription agreement by such stockholder in furtherance thereof shall not cause or be reasonably expected to cause the Closing to be delayed. Notice of the election of any such stockholder to participate in the subscription of Senior Preferred Stock pursuant to this Section 6.1(b) must be received by the Company not more than fifteen (15) days after the date hereof, and the closing of the sale of Senior Preferred Stock to such stockholder must occur simultaneously with the Closing.

     (c) From and after the date hereof through and including the Closing Date, except for issuances of Old Common Stock pursuant to Equivalents or other agreements entered into on or prior to the date hereof entitling the holders of such instruments to receive shares of Old Common Stock (including but not limited to options paid to management under the existing management option plan, shares to be issued to KaStarCom pursuant to the transaction agreements disclosed in Section 4.38 and the issuances of Old Common Stock upon conversion of Old Preferred Stock), the Company shall not issue any additional shares of Old Common Stock or enter into any agreement to issue shares of Series A Common Stock (other than upon reclassification of the Old Common Stock) or Series B Common Stock without the prior written consent of the Required Investors, except in compliance with the terms and conditions of the Fifth Charter.

     6.2 NRTC DISTRIBUTION AGREEMENT. From the period commencing on the date hereof and ending on the 60th day after the Closing Date, the Company will negotiate with NRTC in good faith with regard to terms and conditions on which the Company would be willing (subject to consummation of the Closing), to enter into a master distribution, marketing and branding agreement with NRTC. If such negotiations do not result in the execution of a definitive distribution agreement, then (i) NRTC shall be entitled to match the terms and conditions of any distribution agreement that the Company may subsequently enter into on a non-exclusive basis with respect to any geographic territory, and (ii) the Company shall not enter into any distribution agreement that is exclusive in a specified geographic territory, unless NRTC shall have previously failed to accept the Company's offer to enter into a distribution agreement for such territory on terms and conditions that were not, in the aggregate, more favorable to the Company than the terms of such exclusive third party distribution agreement.

     6.3 INTELSAT SATELLITE AND GROUND OPERATIONS AGREEMENT. From the period commencing on the date hereof and ending on the 60th day after the Closing Date, the Company will negotiate with Intelsat in good faith with regard to the terms and conditions on which the Company would be willing (subject to consummation of the Closing), to enter into one or more agreements with Intelsat regarding the provision of services to the Company related to satellite and ground segment operations and management of satellite construction and launch programs and missions. In that connection, the parties acknowledge that (i) the Company is a party to certain existing agreements with third parties with respect to some or all of the services that Intelsat wishes to provide to the Company, (ii) nothing in this Agreement is intended to induce the Company to breach or abrogate any third party agreement and (iii) the Company will consider the existing terms and conditions of all such third party agreements, including without limitation termination provisions, penalties and buy-out clauses, in connection with the Company's evaluation of any offer by Intelsat with respect to satellite and ground operation services. If such negotiations do not result in execution of a definitive agreement between the Company and Intelsat with respect to any such services, then the Company shall not enter into any new agreement for satellite and ground operation services, or exercise any optional renewal rights with respect to an existing third party agreement for such services, unless Intelsat shall have previously failed to accept the Company's offer to enter into an agreement for such services on terms and conditions that were not, in the aggregate, more favorable to the Company than the terms of such third party agreement or renewal.

     6.4   OPERATION OF BUSINESS; FINANCIAL INFORMATION.

     (a) Subject to Section 6.4(d) below, the Company shall use commercially reasonable efforts to preserve the value and utility of its properties and assets used by it in the conduct of its business (including, without limitation, the properties and assets reflected in the Audited Financial Statements except any thereof since disposed of for value in the ordinary course of business), the goodwill of its suppliers and others having business relations with the Company, to perform and observe all the terms, covenants and conditions required to be performed and observed by the Company under the Contracts and the FCC Licenses. From the period commencing on the date hereof and ending on the Closing Date, the Company shall not agree to materially modify the deliverables pursuant to, or waive the performance of any material obligation of, any of the Contracts without the consent of the Required Investors, which consent shall not be unreasonably withheld. The Company shall take all actions reasonably necessary to keep the FCC Licenses in full force and effect.

     (b) The Company shall use commercially reasonable efforts to retain such employees as are employed by the Company as of the date hereof and are necessary in the operation of the business of the Company in the reasonable judgment of the Company.

     (c) The Company shall use commercially reasonable efforts to consummate, as soon as practicable, the closing of the KaStarCom purchase pursuant to the KaStarCom Purchase Agreement. The Company shall not amend, restate, modify or waive (in whole or in part) any provision of or right under the KaStarCom Purchase Agreement or the Satellite Sharing Agreement. The Company shall preserve all rights that it has to terminate the KaStarCom Purchase Agreement in the event that the closing thereunder has not occurred on or prior to December 31, 2003, or if the FCC issues an order rejecting KaStarCom's application to approve a change in control. In addition, the Company shall preserve all rights that it has to terminate the Satellite Sharing Agreement in the event that KaStarCom fails to pay the purchase price thereunder or any installments thereof, when due. The Company shall promptly inform the Investor of any change in status of each of the KaStarCom Purchase Agreement and the Satellite Sharing Agreement, until the Closing.

     (d) The Company shall take no action, other than in the ordinary course of business, which is not set forth in the Business Action Plan, and shall use reasonable efforts to take all actions in the Business Action Plan which are identified therein as actions to be taken on or before the Closing; PROVIDED, HOWEVER, that the Company shall be obligated to expend only available funds to take such actions, including without limitation funds available as a result of any loan made by the Investor and Other Investors as provided in Section 7.1(a)(ii) hereof, and the Company shall use such funds only in a manner consistent with the monthly budget set forth on SCHEDULE 7.1(a)(ii) hereto, unless the Required Investors have given their prior written consent otherwise.

     (e) Except for (i) the transactions contemplated by this Agreement, the other Closing Documents or set forth in SCHEDULE 6.4(e) hereto, or (ii) pursuant to the budget set forth in SCHEDULE 7.1(a)(ii) hereto, without the prior written consent of the Required Investors (which consent shall not be unreasonably withheld, but shall be based on all relevant circumstances, including without limitation the financial condition of the Company), the Company will not:

           (i) increase the compensation or benefits of, or pay any bonus to, any director, officer, employee or consultant;

           (ii) grant any severance or termination pay to any director, officer, employee or consultant, or enter into, amend or restate any employment agreement or arrangement with any director, officer or employee;

           (iii) establish, adopt, amend or restate any of its employee benefit plans or other benefit arrangements (other than to provide the same benefits as provided by the Company immediately prior to such action);

           (iv) grant any award under any bonus, incentive, stock option, performance or other compensation plan or arrangement (including without limitation the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock), or remove restrictions of any existing plan or other arrangement or agreement, or any award made thereunder;

           (v) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

           (vi) redeem, purchase or otherwise acquire any shares of capital stock of the Company or any securities or obligations convertible into or exchangeable for any shares of capital stock of the Company, or any options, warrants or conversion or other rights to acquire any shares of capital stock of the Company or any such securities or obligations, or any other securities thereof;

           (vii) effect any reorganization, recapitalization, merger or share exchange;

           (viii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

           (ix) issue, deliver, award, grant or sell, or authorize the issuance, delivery, award, grant or sale (including the grant of any limitations in voting rights or other encumbrances) of, any shares of any class of capital stock of the Company, any Subsidiary or any other entity in which the Company has an equity interest or right to acquire an equity interest (including shares held in treasury but excluding shares issuable upon the exercise of options outstanding on the date hereof in accordance with their terms as of the date hereof), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares, or amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof;

           (x) propose or adopt any amendment to, or restatement of, the Company's certificate of incorporation or bylaws; or

           (xi)    authorize, or commit or agree to do any of the foregoing.

     6.5 ECHOSTAR AGREEMENT. The Company shall use all commercially reasonable efforts to enter into a definitive distribution and joint marketing agreement with Echostar that is reasonably acceptable to the Investor and supersedes all prior term sheets and agreements between the Company and Echostar regarding distribution and joint marketing arrangements.

     6.6 TERMINATION OF CERTAIN RIGHTS AND AGREEMENTS; MODIFICATION OF EQUITY RIGHTS. The Company shall use its reasonable best efforts to cause the termination prior to the Closing of all rights and agreements as described in
Section 3.1(h) (except as otherwise contemplated by SCHEDULE 3.1(h)(a)), Section 3.1(l) (except as set forth on SCHEDULE 3.1(l)) and Section 3.1(m)(except as set forth on SCHEDULE 3.1(m)), including without limitation stock options, warrants, other rights with respect to securities of the Company, voting agreements, stockholders' agreements, investors' rights agreements, registration rights agreements and similar agreements. If the Voting Agreement is not terminated prior to the Closing, and the Required Investors determine that the Voting Agreement requires the Company to have, after the Closing, a Board of Directors of more than seven members, then the Company will use all reasonable efforts to assist, and will fully cooperate with, the Investor in determining an alternative method for the holders of Senior Preferred Stock (other than Series 6 Senior Preferred Stock) to have the same proportionate representation and voting power on the Board of Directors as such parties would have if the aggregate number of directors on the Board of Directors were the sum of (i) the number of directors which the holders of Senior Preferred Stock may separately elect pursuant to the Fifth Charter and (ii) two, and the Board of Directors were elected as provided in the Fifth Charter and the amended and restated bylaws to be adopted by the Company pursuant to Section 6.20 hereof.

     6.7 REPRESENTATIONS AND WARRANTIES. The Company will not, will not permit any of its Subsidiaries to, and will use commercially reasonable efforts to cause KaStarCom not to, take or agree to take any action on or prior to the Closing Date that could reasonably be expected to result in any of its representations or warranties hereunder being untrue.

     6.8 ADVICE OF CHANGES. The Company will give prompt notice to the Investor upon becoming aware of (i) the occurrence, or failure to occur, of any event which would be likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement on or prior to the Closing Date. The Company will use its commercially reasonable efforts to prevent or promptly remedy any matter which is or would be the subject of any such notice. No notice pursuant to this Section 6.8 will affect any representations, warranties, covenants, agreements, obligations or conditions set forth herein.

     6.9 REASONABLE EFFORTS; FURTHER ASSURANCES. The Company will use reasonable efforts to cause to be fulfilled the conditions of its obligations under this Agreement and the other Closing Documents. From time to time, as and when requested by the Investor, the Company will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such reasonable actions, as the Investor may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement and the other Closing Documents. The Company shall not take any action or fail to take any action which would reasonably be expected to frustrate the intent and purposes of this Agreement or the transactions contemplated hereby.

     6.10 COMPLIANCE WITH SECURITIES LAWS. The Company shall obtain all necessary Blue Sky law permits and qualifications, if any, or have the availability of exemptions therefrom, required by any state for the offer and sale or distribution of the Shares, the Warrants, the Warrant Shares, the Underlying Shares, the Dividend Shares and the Conversion Shares (all such securities referenced in this Section 6.10 are collectively referred to herein as the "SECURITIES").

     6.11 EXCLUSIVITY; NOTICE OF POTENTIAL TRANSACTIONS. As long as this Agreement shall be in full force and effect, (i) neither the Company nor any of its officers, employees, agents, representatives or directors, shall solicit, initiate, encourage or engage in any negotiations with any Person, relating to the sale of any capital stock or Equivalents of the Company, the merger of the Company or any of its Subsidiaries with, the acquisition of the Company or any of its Subsidiaries by, or sale of any material asset (whether or not tangible) of the Company or any of its Subsidiaries to, any Person, other than the transactions contemplated hereby and by the other Subscription Agreements and
(ii) the Company shall immediately inform the Investor of any offer, proposal or inquiry concerning any of the foregoing of which the Company or any of its officers, employees, agents, representatives or directors receives or has Knowledge.

     6.12 USE OF PROCEEDS OF INTERIM FUNDING. In the event the Investor provides interim funding to the Company pursuant to Section 7.1(a)(ii) hereof, the Company shall use such funds only in accordance with the monthly budget set forth on SCHEDULE 7.1(a)(ii) and any related loan documents between the Company and the Investor, unless the Investor has given its prior written consent otherwise.

     6.13 HSR FILINGS. The Company and the Investor shall use reasonable efforts to make, no later than 20 days after the execution and delivery of this Agreement, any and all of their respective filings pursuant to the HSR Act as may be required in connection with the transactions contemplated by this Agreement and the Closing Documents.

     6.14 AGREEMENT OF STOCKHOLDERS. As long as this Agreement shall be in full force and effect, the Company will take all actions reasonably required to ensure that the Investor receives the benefits of the Agreement of Stockholders. The Company and/or the Board of Directors will not (without the prior written consent of the Required Investors) amend or restate the Agreement of Stockholders, avoid or seek to avoid the observance or performance of any of the obligations of the Company or the Board of Directors thereunder, or take any other action which would deprive the Investor of the benefits of the Agreement of Stockholders, but will at all times in good faith assist in the carrying out of all the provisions of the Agreement of Stockholders and in the taking of all such actions as may be necessary or appropriate in order to protect the benefits to the Investor thereunder.

     6.15 FCC APPLICATIONS. The Company, the Investor and the Other Investors shall prepare, execute and file with the FCC as promptly as practicable, all FCC applications and filings, including without limitation the FCC Transfer of Control Applications, necessary (in the reasonable judgment of the Investor) to be filed by the parties hereto with the FCC with respect to the execution, delivery and performance of this Agreement and the other Closing Documents (collectively, the "FCC APPLICATIONS") and any other necessary or desirable instruments or documents in connection therewith. The Company, the Investor and the Other Investors shall prosecute the FCC Applications with all reasonable diligence and otherwise use their reasonable efforts to obtain all necessary consents and approvals from the FCC as expeditiously as practicable. Investor and the Company will promptly provide each other and the Other Investors with a copy of any pleading, objection, complaint, order or other document served on such person relating to the FCC Applications. Investor and the Company will not, and each of them will use its reasonable efforts not to cause or permit any of its officers, directors, members, partners, stockholders or other Affiliates to, take any action that could reasonably be expected to adversely affect the likelihood of obtaining all necessary consents and approvals from the FCC or for the same becoming Final Orders. If reconsideration or judicial review is sought with respect to any of the necessary consents and approvals from the FCC, the party affected shall vigorously oppose such efforts for reconsideration or judicial review.

     6.16  INFORMATION; CONFIDENTIALITY.

     (a) BASIC FINANCIAL INFORMATION. From and after the date of this Agreement and for so long as the Company is not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or otherwise reports on an annual and a quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC (in either case, a "REPORTING COMPANY"), the Company shall furnish to the Investor, so long as the Investor and its Affiliates hold in the aggregate at least 7.5% of the aggregate shares of Senior Preferred Stock outstanding, or shares of Common Stock issued directly or indirectly upon conversion thereof, or if lesser, at least 75% of the Shares purchased by Investor hereunder (such Investor, a "QUALIFYING HOLDER"):

           (i) as soon as practicable after the end of each fiscal year of the Company (and in any event within ninety (90) days thereafter), a complete copy of an audit report of the Company which shall include at least the consolidated balance sheet of the Company, as at the end of such fiscal year, and consolidated statements of income, cash flow and changes in stockholders' equity of the Company for such year, all prepared in accordance with generally accepted accounting principles consistently applied, certified by the Company's independent public accounting firm; and

           (ii) for each of the Company and KaStarCom, as soon as practicable after the end of the first, second, and third quarterly accounting periods in its respective fiscal year (and in any event within thirty-five (35) days thereafter), a consolidated balance sheet as at the end of each such quarterly period, and consolidated statements of income and cash flow, for such period and for the current fiscal year to date, all prepared in accordance with generally accepted accounting principles consistently applied, certified by its respective chief financial officer.

     (b) ADDITIONAL INFORMATION AND ACCESS RIGHTS. So long as the Company is not a Reporting Company and the Investor is a Qualifying Holder, the Company shall permit the Investor, or its authorized representative(s), to visit and inspect any of the properties of the Company, including its books of accounts and other records, and to discuss its affairs, finances, and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

     (c) CONFIDENTIALITY. The Investor covenants and agrees that it shall not at any time, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information (as defined below) received by the Investor pursuant to this Section 6.16, except to the extent necessary, in the Investor's reasonable business judgment and with due regard to the interests of the Company or the Investor's interests as a holder of capital stock of the Company, to the Investor's employees and representatives, including without limitation its legal counsel and accountants, who shall similarly be bound by the obligation of confidentiality set forth in this Section 6.16(c). For the purposes hereof, "CONFIDENTIAL INFORMATION" means the Company's trade secrets and other proprietary and confidential information, including without limitation the following: (i) contracts, proposals and other documentation embodying or related to the Company's agreements with its customers, vendors, suppliers, licensors, and/or licensees; (ii) information identifying former, current and/or prospective customers, vendors and/or suppliers, and/or contacts with the same (including, but not limited to, lists or business cards thereof); (iii) financial statements and other financial information; (iv) business processes and marketing information, strategies and plans; website information; (v) pricing information, policies and strategies, including, lists, discount terms, quoting procedures, pricing, marketing and sales; (vi) automated systems information and documentation; (vii) proprietary software programs, information, materials and documentation; (viii) order taking and quality control methods; (ix) purchasing information; (x) mailing lists;
(xi) employee information and data; (xii) internal documents and communications;
(xiii) trade secrets, discoveries, proprietary databases, concepts, designs, drawings, artwork and ideas, whether or not patentable or protectable by copyright; (xiv) the Company's name and its trade names, trademarks and domain names; and (xv) all materials or information related to the business or activities of the Company and/or the manner in which it does business which is made available only to employees with a need to know.

     6.17 DISAPPEARING CLOSING CONDITIONS. Notwithstanding anything contained in Section 7.1(b) hereof, the Company will use all commercially reasonable efforts to cause to be satisfied prior to June 30, 2003, each condition which, but for the application of Section 7.1(b) hereof, would otherwise be a condition to the obligations of the Investor with respect to the Closing.

     6.18 SUBSCRIPTION ADJUSTMENT. If at any time prior to or immediately following the Closing, the actual capitalization of the Company is not as set forth on SCHEDULE 4.15B, and such discrepancy adversely affects the Investor (as determined in the reasonable judgment of the Investor), then the Company shall adjust the number of shares of Senior Preferred Stock and warrants to acquire shares of Senior Preferred Stock issued to the Investor pursuant to this Agreement, in a manner reasonably satisfactory to the Investor, so that the Investor receives the same benefits as if there had been no such discrepancy. The Company shall also use its best efforts to make any amendments to the Certificate of Incorporation or other agreements of the

Company as are necessary to authorize and reserve for issuance any such additional shares of Senior Preferred Stock or Common Stock into which such Senior Preferred Stock is convertible.

     6.19 REIMBURSEMENT OF FEES. The Company shall reimburse the Investor at Closing for one-half of the fees advanced by the Investor pursuant to Section 3.1(k) hereof.

     6.20 AMENDMENT AND RESTATEMENT OF BYLAWS. Simultaneously with the Closing the Company shall adopt amended and restated bylaws, in such form as is reasonably acceptable to the Required Investors, which bylaws shall provide, among other things, (i) that the total number of directors of the Company shall be fixed by the Board of Directors, subject to the provisions of the Fifth Charter and (ii) that if the total number of directors of the Company is more than the sum of (A) the number of directors which the holders of Senior Preferred Stock may separately elect pursuant to the Fifth Charter and (B) two, then each additional director in excess of such sum must be approved by unanimous vote of the Board of Directors.

                                   SECTION VII

                                  MISCELLANEOUS

     7.1   TERMINATION; EFFECT OF TERMINATION.

     (a) This Agreement may be terminated and the transactions contemplated by this Agreement and the other Closing Documents at any time prior to the Closing Date, whether before or after the receipt of any approval of stockholders or other approvals as may be required hereunder, as follows:

           (i) by the mutual written agreement of the Company and the Investor;

           (ii) by either the Company or the Investor if the Closing shall not have been consummated on or prior to December 20, 2002 (such date, including as it may be changed pursuant to this Section 7.1(a)(ii), is referred to as the "WALK AWAY DATE"); PROVIDED, HOWEVER, that the right to terminate pursuant to this Section 7.1(a)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in, or has been the cause or a substantial cause of, the failure of the Closing to occur prior to the Walk Away Date; PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing clauses of this Section 7.1(a)(ii), the Investor may extend the Walk Away Date to January 31, 2003, for any reason, if the Investor and the Other Investors who elect to extend the Walk Away Date pursuant to their respective Subscription Agreements, shall collectively (on a PRO RATA basis) provide $2,000,000 of funding to the Company on or before December 20, 2002, on substantially the terms, and pursuant to the monthly budget, as set forth in SCHEDULE 7.1(a)(ii) attached hereto; PROVIDED FURTHER, HOWEVER, that notwithstanding the foregoing clauses of this Section 7.1(a)(ii), the Investor may further extend the Walk Away Date up to June 30, 2003, if (A) the Investor determines in its reasonable judgment that the consent of the FCC or another third party is required and cannot be obtained by January 31, 2003, (B) for the period from December 20, 2002 to the earlier of June 30, 2003 or the Closing Date, the Investor and the Other Investors who elect to extend the Walk Away Date pursuant to their respective Subscription Agreements, shall collectively provide funds in the aggregate amount of at least $5,000,000 (inclusive of the $2,000,000 funded to the Company pursuant to the immediately preceding proviso) to the Company on substantially the terms, and pursuant to such monthly budget, as set forth in SCHEDULE 7.1(a)(ii) attached hereto, and (C) the Investor shall provide such portion of the aggregate funds to be provided to the Company pursuant to the immediately preceding clause (B) which is equal to the result of (x) $5,000,000, multiplied by (y) a fraction, the numerator of which is the Aggregate Purchase Price and the denominator of which is $145,000,000;

           (iii) by either the Company or the Investor if there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall not be subject to appeal or shall have become final and unappealable; and

           (iv) by either of the Company or the Investor (A) if there shall have been a breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of another party or (B) if any representation or warranty of another party set forth in this Agreement shall have become untrue, in any such case such that the breach of such representation, warranty, covenant or agreement could reasonably be expected to have a Material Adverse Change if not remedied prior to the Closing Date.

     (b) If the Walk Away Date is extended beyond January 31, 2003 pursuant to the third proviso in Section 7.1(a)(ii) hereof, then notwithstanding anything to the contrary in this Agreement (but without impairment of Section 6.17 hereof), the conditions set forth in Section 3.1(n), Section 3.1(p), Section 3.1(r),
Section 3.1(s), Section 3.1(t), Section 3.1(u) and Section 3.1(v) hereof shall not be conditions to the obligations of the Investor with respect to the Closing.

     (c) If this Agreement is terminated by any party pursuant to Section 7.1(a) hereof, this Agreement forthwith shall become void and there shall be no liability or obligation hereunder on the part of the Company or the Investor or any of their respective Affiliates, stockholders, directors, officers, agents, employees or representatives, except to the extent such termination results from the willful breach by either the Company or the Investor of any of its respective representations, warranties, covenants or agreements contained in this Agreement, and except to the extent contemplated by Section 7.4 hereof.

     7.2   LEGEND.

Each certificate for Securities will be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OFFERED FOR SALE, TRANSFER OR ASSIGNMENT UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE ACCEPTABLE TO THE ISSUER OF THESE SECURITIES, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

     PURSUANT TO SECTION 151(f) OF THE DELAWARE GENERAL CORPORATION LAW, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

     7.3   SURVIVAL.

The representations, warranties, covenants and agreements of the Investor and the Company set forth in this Agreement shall survive indefinitely after the Closing Date (except for statutory remedies, which shall continue for the statutory period) and the consummation of the transactions contemplated hereby, notwithstanding any examination made for or on behalf of the Investor or the Company, the knowledge of the Investor or the Company, or any of their officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion.

     7.4 EXPENSES. Except as otherwise provided in this Agreement or the other Closing Documents, each party will pay all of its expenses, including attorneys' and accountants' fees, in connection with the negotiation of this Agreement and the other Closing Documents, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement and the other Closing Documents; PROVIDED, HOWEVER, that (i) if this Agreement is terminated by the Investor pursuant to Section 7.1(a)(iv) hereof, then all expenses and fees incurred by the Investor in connection with this Agreement shall be promptly reimbursed by the Company, (ii) if this Agreement is terminated by the Company pursuant to Section 7.1(a)(iv) hereof, then the Investor's PRO RATA share (based on the aggregate number of shares of Senior Preferred Stock subscribed for by the Investor and the Other Investors) of all expenses and fees incurred by the Company in connection with this Agreement and the other Subscription Agreements shall be promptly reimbursed by the Investor and (iii) if this Agreement is terminated pursuant to Section 7.1(a) hereof (but other than by the Company pursuant to Section 7.1(a)(iv) hereof), the Company shall promptly pay the Investor an amount equal to one-half of the fees paid by the Investor pursuant to Section 3.1(k) hereof.

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     7.5   THIRD PARTY BENEFICIARIES. This Agreement does not create any rights in any parties who are not otherwise a party to this Agreement.

     7.6 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules referenced herein (including the executed originals of all agreements referenced as exhibits), constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

     7.7 AMENDMENT AND WAIVER. Neither this Agreement, any other Subscription Agreement, other Closing Document or any Security, nor any term, covenant, agreement or condition hereof or thereof, may be amended, waived, supplemented, discharged, otherwise modified or terminated, except by a written instrument signed by each of (i) the Company, (ii) the Investor and (iii) the Required Investors (which may include the Investor); PROVIDED, HOWEVER, that either party to this Agreement may in writing waive (i) any inaccuracies in the representations and warranties of the other party contained in this Agreement or
(ii) compliance with any of the conditions to its obligations set forth in this Agreement. The Company shall give notice of any such waivers under this Section
7.7 to each of the Other Investors.

     7.8 NOTICES. Except as otherwise expressly set forth in this Agreement, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, by nationally recognized overnight courier, or by same day receipted messenger service, addressed in each case (i) if to the Investor, at the Investor's address set forth in EXHIBIT A, or at such other address as the Investor shall have furnished to the Company in writing pursuant to this notice provision, (ii) if to any other holder of any Shares, at the record address of such holder furnished to the Company in connection with the holding of its securities of the Company, or at such other address as such holder shall have furnished to the Company in writing pursuant to this notice provision, or (iii) if to the Company, to Wildblue Communications, Inc., 7600 East Orchard Road, Suite 360N, Greenwood Village, Colorado 80111, Attn: David Brown, with a copy to Brownstein Hyatt & Farber, P.C., 410 Seventeenth Street, 22nd Floor, Denver, Colorado 80202-4437, Attn: John L. Ruppert, Esq., or to such other address as the Company (or Brownstein Hyatt & Farber, P.C.) may provide to the Investor and the other holders pursuant to this notice provision. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered personally, at the time of receipt by the addressee, (ii) if delivered by overnight courier, one business day after depositing the same with such courier, (iii) if delivered by same day messenger, upon delivery to the addressee or the addressee's agent or employee or, if delivered to a residence, to any adult person at such residence, or (iv) if sent by mail, at the earlier of its receipt or three (3) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     7.9   ASSIGNMENT.

This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and rights and obligations hereunder may be assigned in whole or in part by the Investor (and its assignees) to (i) an Affiliate of the Investor, or (ii) one or more transferees or assignees of not less than one hundred percent (100%) of all Shares purchased or to be purchased by the Investor pursuant to this Agreement (as adjusted for any stock splits, stock dividends or stock combinations). Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Company without the prior written consent of the Investor.

     7.10  INDEMNIFICATION BY THE COMPANY.

     (a) The Company agrees to indemnify and hold harmless the Investor and its stockholders, members, partners, officers, directors, employees and agents (each an "INDEMNIFIED PARTY") from and against (a) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and any and all actions, causes of action or suits initiated against any party to this Agreement by third parties, and (b) any and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) in connection therewith (collectively, the "INDEMNIFIED LIABILITIES") incurred by the Investor and its stockholders, members, partners, officers, directors, employees and agents as a result of, or arising out of (i) any investigative, administrative or judicial proceeding or claim brought or threatened relating to or arising out of this Agreement and any of the other Closing Documents, or the transactions contemplated hereby and thereby; or (ii) any breach of, or inaccuracy in, any representation, warranty or covenant (including, without limitation, the use of proceeds, the status of the FCC Licenses and the necessity of obtaining prior FCC approval to implement this Agreement) of the Company made or incorporated by reference in any of the Closing Documents, or any breach by the Company of any covenant or agreement made in any of the Closing Documents; if and to the extent such agreement to indemnify may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which shall be permissible under applicable law.

     (b) If a claim by a third party is made against an Indemnified Party and if such Indemnified Party intends to seek indemnity with respect thereto under this Agreement, the Indemnified Party shall promptly notify the Company in writing setting forth such claims in reasonable detail. The Company shall have twenty
(20) days after receipt of such notice to undertake, through counsel of its own choosing and at is own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; PROVIDED, HOWEVER, that the Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, PROVIDED that the fees and expenses of such counsel shall be borne by such Indemnified Party unless the Indemnified Party shall have reasonably determined that representation by the same counsel would be inappropriate due to actual or potential differing interests between them and, in that event, the fees and expenses of such counsel shall be paid by the Company and the Company shall not assume the defense of such action or proceeding on the Indemnified Party's behalf. If the Company assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood that the Company shall control such defense. In the event that the Company assumes such defense, the Indemnified Party shall cooperate with the Company in such defense and make available, at the Company's' expense, all pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Company, subject to attorney-client privilege. The Indemnified

Party shall not pay or settle any claim which the Company is contesting without the prior written consent of the Company, which consent shall not be unreasonably withheld. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, the Company shall not settle any claim with respect to the Indemnified Party unless such settlement contains an unconditional release of the Indemnified Party from any and all liability with respect to such third party claim. If the Company does not notify the Indemnified Party within twenty (20) days after the receipt of such Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     (c) The Indemnified Party can elect that the amounts or any portion thereof due it under this Section 7.10 shall be paid in the form of cash and/or additional shares of the same Series of Senior Preferred Stock held by such party, such amount of shares to be determined by dividing (x) the difference between the amounts owed hereunder to the Investor less the amounts to be paid in cash by (y) the lesser of (i) the fair market value of one share of Senior Preferred Stock on the date of payment as determined by the Board of Directors acting in good faith or (ii) the Per Share Purchase Price; PROVIDED, HOWEVER, that the consent of the Required Investors is required before any amounts owing hereunder to the Investor may be paid in the form of cash; PROVIDED, FURTHER, that all holders of Senior Preferred Stock subscribed to on the date hereof electing to receive, and receiving, shares of Senior Preferred Stock (or shares of a new series of preferred stock of the Company having comparable terms) pursuant to this Section 7.10 and the corresponding provisions of the Subscription Agreements relating to such holders' shares of Senior Preferred Stock, shall receive securities each having the same designations, rights, preferences and privileges, including but not limited to the liquidation preference, priority, conversion price, per share purchase price and voting rights.

     7.11 REMEDIES UPON ERRORS IN SECTION 4.15. If the Company breaches its representation and warranties contained in Section 4.15 (including the Schedules listed therein), the Investor may, at the election of the Required Investors, in lieu of any other remedy specified in this Agreement, accept an adjustment in the number of shares of its Senior Preferred Stock (or other shares of Company stock) in order to maintain its respective equity percentage, as specified in this Agreement and the other agreements contemplated hereby.

     7.12 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     7.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

     7.14 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

     7.15 GOVERNING LAW. Disputes arising under this Agreement shall be governed by and interpreted and construed in accordance with the substantive law of the State of New York applicable to contracts made and performed solely therein.

     7.16 JURISDICTION AND VENUE. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE RIGHTS OR INTERESTS OF THE INVESTOR OR THE COMPANY OR THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT, WHETHER ARISING DURING OR AT OR AFTER THE TERMINATION OF THIS AGREEMENT (EACH OF THE FOREGOING DISPUTES, CONTROVERSIES AND CLAIMS HEREINAFTER REFERRED TO AS AN "AGREEMENT DISPUTE"), SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK, AND EACH OF THE PARTIES HERETO (i) UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (ii) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW HAVE OR HEREAFTER HAS AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING AN AGREEMENT DISPUTE.

     7.17 COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

     7.18 PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or The Nasdaq Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the preceding sentence, upon execution of this Agreement and upon the Closing, the Company and the Investor shall consult with each other with respect to the issuance of a joint press release with respect to this Agreement and the transactions contemplated hereby.

              [SIGNATURES BEGIN ON THE IMMEDIATELY FOLLOWING PAGE]

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              SIGNATURE PAGE FOR THE WILDBLUE COMMUNICATIONS, INC.
                             SUBSCRIPTION AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement on the day and year first above written.


                                        THE COMPANY:

                                        WILDBLUE COMMUNICATIONS, INC.

                                        By:
                                        Printed Name:
                                        Title:


                                        INVESTOR:

                                        LIBERTY SATELLITE & TECHNOLOGY, INC.

                                        By:
                                        Printed Name:
                                        Title:

                                    EXHIBIT A


INVESTOR NAME AND ADDRESS:

Liberty Satellite & Technology, Inc.
12300 Liberty Boulevard
Englewood, CO 80112


NO. OF SHARES SUBSCRIBED:

290,000 shares of Series 2 Senior Preferred Stock


NO. OF WARRANT SHARES SUBSCRIBED:

290,000 shares of Series 2 Senior Preferred Stock


AGGREGATE PURCHASE PRICE:

$29,000,000


EQUITY INTEREST IN THE COMPANY (AS A PERCENTAGE OF OUTSTANDING SERIES A COMMON STOCK) ON AN AS-CONVERTED BASIS REPRESENTED BY INVESTMENT (EXCLUDING WARRANTS):

14.440%

NY01:144579.2

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